SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 8, 2003 (May 1, 2003)

                             RIDGEWOOD HOTELS, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                         0-14019                 58-1656330
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
        Incorporation)                                       Identification No.)

100 Rue Charlemagne Braselton, Georgia                              30517
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: (678) 425-0900

          (Former name or former address, if changed since last report

Item 4. Changes in the Registrant's Certifying Accountant.

      (a) By letter to Ridgewood Hotels, Inc., a Delaware corporation (the "Company"), dated May 1, 2003, Deloitte & Touche LLP confirmed that the auditor-client relationship between the Company and Deloitte & Touche LLP has ceased. Deloitte & Touche LLP has served as the Company's independent auditor since June 2002.

      The report of Deloitte & Touche LLP on the Company's financial statements for the most recent fiscal year contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles; however, such report did contain an explanatory paragraph regarding the Company's ability to continue as a going concern. In connection with Deloitte & Touche LLP's audit for the most recent fiscal year and through May 1, 2003, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference thereto in its report on the Company's financial statements for such periods. During the most recent fiscal year and through May 1, 2003, there have been no events of the kind listed in Item 304(a)(1)(v) of Regulation S-K.

      The Company has sent a copy of this Report to Deloitte & Touche LLP. The Company has requested that Deloitte & Touche LLP furnish the Company with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether Deloitte & Touche LLP agrees with the statements set forth in Item 4 of this Report and, if not, stating the respects in which it does not agree. The Company has requested that Deloitte & Touche LLP furnish this letter to the Company as promptly as possible and, in any event, no later than ten (10) business days after the filing of this Report. If the Company receives this letter from Deloitte & Touche LLP, then the Company shall file this letter with the SEC by amendment to this Report no later than two days after its receipt.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          RIDGEWOOD HOTELS, INC.


                                          /s/ Henk Evers
                                          --------------
                                          By: Henk Evers
                                          Its: President

Date: May 8, 2003


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